UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2021

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective February 12, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Knoll, Inc. (the “Company”) modified the terms of the performance-based restricted stock units (the “Award”) originally made to certain employees of the Company, including the Company’s executive officers, on February 13, 2018 (the “Award Date”). Under the original terms of the Award fifty percent (50%) of the units originally granted vested on the basis of the Company’s Total Shareholder Return (“TSR”) relative to a peer group of twelve companies. As originally granted, the TSR portion of the Award only vested if the Company’s TSR performance equaled or exceeded the TSR of the fiftieth (50th) percentile of the TSR of the peer group over a three-year performance period. Under the original grant, the vesting of the TSR portion of the Award was binary – either all would vest based on TSR performance or none would vest and all would be forfeited.
On February 12, 2021, the Committee elected to modify the Award to provide for a fifty percent (50%) payout of the TSR portion of the Award based on the two-year TSR performance period which ended February 12, 2020. This modification eliminated the impact of COVID-19 on the results by removing 2020 from consideration, but also reduced the number of shares eligible to vest by 50%. In making this adjustment, the Committee considered the following factors: (a) the COVID-19 pandemic had an unforeseeable and disproportionate impact on the Company’s performance and its stock price in 2020, (b) the Company’s relative TSR performance over the three-year performance period was only approximately one percentage point (1%) short of the fiftieth (50th) percentile rank at which 100% of the TSR units would have otherwise vested, and (c) the Committee believed that paying only 50% of the TSR portion of the Award better aligned pay and performance over the period than a zero payout or alternatively a more than 50% payout.

EXHIBIT INDEX

Exhibit No.	Description
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 19, 2021	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary